As filed with the Securities and Exchange Commission on December 30, 2016

File No. 001-37860

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Varex Imaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	81-3434516
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1678 S. Pioneer Road, Salt Lake City, Utah	84104
(Address of principal executive offices)	(Zip code)

800-432-4422

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

VAREX IMAGING CORPORATION

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

This Registration Statement on Form 10 incorporates by reference information contained in the information statement filed herewith as Exhibit 99.1. The cross-reference sheet below identifies where the items required by Form 10 can be found in the information statement.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Relationships with Varian Following Separation and Distribution” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Executive Compensation,” “Management—Compensation and Management Development Committee Interlocks and Insider Participation” and “Director Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Relationships with Varian Following Separation and Distribution.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of Varex’s Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of Varex’s Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of Varex’s Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Varex’s Capital Stock—Limitations on Liability, Indemnification of Officers and Directors, and Insurance.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement*

2.2	Master Purchase and Sale Agreement, dated as of December 21, 2016, by and between Varian Medical Systems, Inc. and PerkinElmer, Inc.**

3.1	Form of Amended and Restated Certificate of Incorporation*

3.2	Form of Amended and Restated Bylaws*

10.1	Form of Transition Services Agreement*

10.2	Form of Tax Matters Agreement*

10.3	Form of Employee Matters Agreement*

10.4	Form of Intellectual Property Matters Agreement*

10.5	Form of Trademark License Agreement*

10.6	Varex Imaging Corporation 2016 Deferred Compensation Plan, Plan Document Effective November 1, 2016*

10.7	Frozen Deferred Compensation Plan Varex Imaging Corporation, Master Plan Document*

10.8	Form of Varex Imaging Corporation 2017 Omnibus Stock Plan*

10.9	Form of Varex Imaging Corporation 2017 Employee Stock Purchase Plan*

10.10	Form of Varex Imaging Corporation Management Incentive Plan*

10.11	Form of Change in Control Agreement*

10.12	Form of Indemnification Agreement*

21.1	List of subsidiaries*

99.1	Information Statement of Varex Imaging Corporation, preliminary and subject to completion, dated December 30, 2016**

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VAREX IMAGING CORPORATION

By:	/s/ Sunny S. Sanyal
Name: Sunny S. Sanyal
Title: President and Chief Executive Officer

Date: December 30, 2016